EXHIBIT N

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                         INDEPENDENT AUDITORS' CONSENT
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We consent to the use in this Pre-Effective Amendment No. 3 to the Registration
Statement on Form N-2 of CypressTree Senior Floating Rate Fund, Inc. (1933 Act File No. 333-32529) of our report dated March 13, 1998 which is included in the Statement of Additional Information, which is part of such Registration Statement.

We also consent to the use of our name under the heading "Auditors and Financial Statements" in the Statement of Additional Information.


Deloitte & Touche LLP


Boston, Massachusetts
March 13, 1998